EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Intelligence Association, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated November 24, 2009 of National Intelligence Association, Inc., relating to the financial statements as of August 31, 2009 and for the period from inception to August 31, 2009, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

December 8, 2009